UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020.

SMARTCHASE CORP.

(Exact name of registrant as specified in its charter)

Nevada	20-4765268
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

343 PRESTON STREET, 11TH FL., OTTAWA, ON, CANADA	K1S 1N4
(Address of principal executive offices)	(Zip/Postal Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: X

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
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(Title of Class)

Item 1. Description of Registrant's Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption "Description of Securities" in the Company's Registration Statement on Form SB-2 (File No. 333-140823) initially filed with the Securities and Exchange Commission (the "Commission") on February 21, 2007, and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

On December 3, 2014, and as set forth under ITEM 5.03 "Amendments to Articles of Incorporation" in the Company's Form 8-K (file No. 000-52725-141263081) initially filed with Securities and Exchange Commission on December 3, 2014, the Company amended its Articles of Incorporation to change its name from "Northern Empire Energy Corp." to "SmartChase Corp." The amendment to the Company's Articles of Incorporation took effect on December 3, 2014 upon receipt of approval from the Financial Industry Regulatory Authority ("FINRA"). (See Exhibit 3.3(***)).

On November 19, 2008, and as set forth under ITEM 5.03 "Amendments to Articles of Incorporation" in the Company's Form 8-K (file No. 000-52725-081200696) initially filed with Securities and Exchange Commission on November 19, 2008, the Company amended its Articles of Incorporation to change its name from "Political Calls, Inc." to "Northern Empire Energy Corp." The Company filed a Certificate of Amendment to its Articles of Incorporation, with the Nevada Secretary of State to reflect this name change. (See Exhibit 3.4(***)).

Item 2. Exhibits.

Exhibit SEC reference number 3.1*: Articles of Incorporation

Exhibit SEC reference number 3.2*: Bylaws of the Company

Exhibit SEC reference number 3.5**: Amendments to the Articles of Incorporation of Northern Empire Energy Corp.

Exhibit SEC reference number 3.4***: Certificate of Amendment of the Articles of Incorporation filed with the Secretary of State of Nevada on November 17, 2008.

* Expressly incorporated by reference to the exhibits of the same number in the Company's registration Statement on Form SB-2, filed on February 21, 2007.

** Expressly incorporated by reference to the exhibit of the same number in the Company's Form 8-k, filed on December 3, 2014.

*** Expressly incorporated by reference to the exhibit of the same number in the Company's Form 8-k, filed on December 3, 2014.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SMARTCHASE CORP.

November 6, 2020

/s/ THOMAS JONES
Thomas L. Jones

CEO and Director